UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2019

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Item 7.01	Regulation FD Disclosure.

On May 23, 2019, MiMedx Group, Inc. (the “Company” or “MiMedx”) issued a press release announcing the conclusion of the investigation of the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Items.

As announced on February 20, 2018, the Audit Committee retained King & Spalding LLP (“King & Spalding”) as counsel to the Audit Committee to assist in conducting an independent investigation into current and prior-period matters relating to allegations regarding certain sales and distribution practices at the Company and certain other matters (the “Investigation”). Following its engagement by the Audit Committee, King & Spalding retained KPMG LLP (“KPMG”) to assist with the Investigation.

Scope of the Investigation

The Investigation focused primarily on the following areas: (1) the Company’s revenue recognition practices; (2) revenue management activities; (3) actions taken against whistleblowers; (4) tone set by former senior management; and (5) Anti-Kickback Statute and related allegations.

In connection with the Investigation, King & Spalding and KPMG have reviewed over 1.5 million documents to date, including, but not limited to, emails, text exchanges and other electronic and hard-copy records. In addition, they reviewed significant amounts of data housed in the Company’s accounting, customer relationship management, inventory and other systems. They also have reviewed over 2,750 hours of video derived from a secret video surveillance system installed at the direction of Parker H. “Pete” Petit, the Company’s former Chairman and Chief Executive Officer, as well as telephonic recordings captured without the consent of all conversation participants.

King & Spalding and KPMG have interviewed over 85 witnesses to date, many of them multiple times.

The Audit Committee has held 84 meetings during the course of the Investigation. The Investigation is now complete, subject to concluding one final interview related to the Company’s course of dealing with a distributor and the Company’s new independent auditor, when selected, confirming its satisfaction with the adequacy of the Investigation.

Findings of the Investigation

As a result of the Investigation and based upon their review and assessment of the evidence, King & Spalding and KPMG made a number of findings, which were presented to and accepted and adopted by the Audit Committee. The evidence includes, but is not limited to, the following:

Non-Reliance on Financial Statements

First, the Investigation revealed accounting irregularities regarding the recognition of revenue under generally accepted accounting principles (“GAAP”). The Audit Committee, with the concurrence of management, concluded that the Company’s previously issued consolidated financial statements and financial information relating to each of the fiscal years ended December 31, 2012, 2013, 2014, 2015 and 2016 and each of the interim periods within such years, along with the unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, would need to be restated. The determination of the need to restate was based on the findings as of June 2018 presented to the Audit Committee, which were primarily focused on the accounting treatment afforded to the sales and distribution practices with respect to two distributors. The evidence demonstrated that former members of senior management employed certain implicit arrangements, which resulted in a course of dealing that superseded the explicit terms of the contracts, and that the Company improperly recognized revenue from these two distributors.

Former Members of Management Disregarded Revenue Recognition Rules under Generally Accepted Accounting Principles

Second, the Investigation found evidence that demonstrated, among other things, that former members of senior management, including Mr. Petit, the Company’s former Chief Operating Officer, William C. Taylor, the Company’s former Chief Financial Officer, Michael J. Senken, and the Company’s former Controller, John Cranston, were aware of the Company’s course of dealing with its largest distributor and that this course of dealing was inconsistent with the explicit terms of the contract. Former members of senior management were also aware that this course of dealing included detailed procedures, established as early as 2012, to determine when the distributor would pay for the Company’s products.

In connection with these procedures, the distributor sent the Company a daily written report listing each tissue that the distributor’s customer had just purchased from the distributor and for which the customer would soon be paying the distributor. Each week the distributor would remit scheduled payments to the Company for only those tissues that the distributor’s customer had previously purchased. The Company tracked and monitored these daily reports and reconciled the payments that the Company received from the distributor to the tissues purchased by the distributor’s customers (compiled from the daily reports).

Weekly summaries of this reconciliation process were distributed to various Company personnel, including members of the Finance and Accounting group. This reconciliation process demonstrated that payment by the distributor to the Company was predicated on purchases made by the distributor’s customer. This payment process, which was housed outside the Company’s Finance and Accounting group and not disclosed to the Company’s financial statement auditors, was a key fact in determining that the Company’s revenue recognition was improper under GAAP and that the Company needed to restate its financials, as described above.

The evidence further demonstrated that these executives were aware of the proper revenue recognition rules not later than January 2016 and were likewise aware that the course of dealing affected the way in which the Company should have properly recognized revenue.

Other Revenue Management Activities at the Company

Third, the Investigation uncovered other conduct that appears to have been designed to manipulate the timing and recognition of revenue. This conduct included:

•	a distributor was given a lucrative consulting agreement simultaneous with a large purchase near the end of a reporting period;

•

instances of intentionally shipping types and volumes of product that were not needed by the customer and recording revenue, typically near the end of a reporting period, and facilitating such sales by agreeing at the time of shipment to allow customers to return or exchange these products in subsequent accounting periods without recording specific provisions for such return or exchanges;

•	the booking of a large end of quarter sale to a distributor that the Company was in the process of acquiring and for which the Company never received payment;

•

several “side deals” with distributors and other customers, whereby the purchasers agreed to take product but were not required to pay for the product until the purchasers were successful in re-selling the product; however, the Company recorded revenue at the time of shipment rather than when the purchasers were obligated to pay, which was inconsistent with GAAP; and

•

in at least one instance, Mr. Taylor concealed such a side deal from the Company’s Finance and Accounting group. In late 2015, Mr. Taylor forwarded to Messrs. Senken and Cranston a significant purchase order from an international distributor that provided for 180-day payment terms. Shortly after doing so, Mr. Taylor sent the distributor an email stating that if the distributor was unable to resell the product as expected, MiMedx would grant extended payment terms, assist the distributor with reselling the product or repurchase the product from the distributor. Mr. Taylor did not inform Messrs. Senken or Cranston about this side deal, and as a result MiMedx improperly recognized $2.5 million in revenue from this sale near the end of the fourth quarter of 2015.

As a result of these and related activities, the Company recognized revenues in the wrong accounting periods, and in certain instances, improperly recognized revenue altogether. In certain of the situations outlined above, the timing and improper recognition of revenue allowed the Company to meet its published guidance. Absent these apparent revenue management activities, the Company’s results would have fallen short of guidance in these periods.

Material Misstatements and Omissions to Several Key Stakeholders and Regulators

Fourth, the Investigation found that the evidence demonstrated that after questions began to be raised regarding the Company’s accounting practices, Messrs. Petit, Taylor, Senken and Cranston made material misstatements and omissions about the Company’s course of dealing with its largest distributor, as well as the Company’s corresponding revenue recognition practices, to a number of key stakeholders and regulators, including the Division of Corporation Finance of the U.S. Securities and Exchange Commission (the “SEC”), the Board, the Audit Committee and the Company’s outside auditors. These included:

•

After Mr. Cranston’s predecessor questioned the Company’s accounting for revenue from its largest distributor, Messrs. Petit, Taylor, Senken and Cranston did not disclose to the Audit Committee or the Company’s outside auditors that the Company routinely issued credits to the distributor for lost, damaged or missing tissues, nor did they disclose that the distributor only paid the Company for a tissue after it had sold that tissue to its customer.

•

On multiple occasions, Messrs. Petit, Senken and Cranston signed letters to the Company’s outside auditors misrepresenting that the Company had no side deals or other arrangements that had not been disclosed to the outside auditors.

•

In November 2016, after two former employees alleged that the Company had engaged in channel stuffing and improper revenue recognition practices, Messrs. Petit and Senken signed a letter to the Company’s outside auditors misrepresenting that they had no knowledge of any allegations of fraud affecting the Company made by current or former employees.

•

In early 2017, after the Audit Committee had retained counsel to investigate the allegations made by these former employees, Mr. Petit forwarded to the Board a set of written responses in which counsel for the Company’s largest distributor explicitly stated that it only paid the Company for tissues after receiving payment from the distributor’s customer. Mr. Petit misled the Board about the accuracy of the information provided by the distributor’s counsel.

•

Also in early 2017, the Company retained an outside expert to opine on the appropriateness of the Company’s recognition of revenue from sales to its largest distributor. Messrs. Petit, Senken and Cranston made misrepresentations to the expert concerning the actual course of dealing between the Company and its largest distributor.

•

In early 2017, in letters signed by Mr. Senken, the Company responded to comment letters received from the SEC’s Division of Corporation Finance by misrepresenting that the Company’s largest distributor was obligated to pay the Company, regardless of whether the distributor resold the product. As noted above, the Company routinely issued credits to the distributor for lost, damaged and missing tissues and received payments from the distributor based on the tissues purchased by the distributor’s customer.

•

In early 2018, the Company’s former senior management prepared a misleading memorandum to the Company’s outside auditors that misrepresented key facts regarding the Company’s historical relationship with its largest distributor, which were relevant to determining the appropriate revenue recognition under GAAP.

•

During a deposition, Mr. Petit falsely testified under oath that it was not true that the Company’s largest distributor only paid the Company after the distributor had received a purchase order from its customer.

Actions Taken Against Whistleblowers

Further, the Investigation determined that the evidence demonstrated that Messrs. Petit and Taylor engaged in a pattern of taking action against employees who raised concerns about the Company’s practices, without conducting a thorough investigation of those concerns. Instead, Messrs. Petit and Taylor focused on disputing the employees’ allegations and on seeking to discredit or find wrongdoing by the persons raising the concerns that would justify re-assignment, discipline or termination. For example, after certain employees made allegations of improper accounting practices in late 2016, Mr. Petit directed and oversaw an internal investigation dubbed “Project Snow White” that focused on potential wrongdoing by these employees, rather than the merits of their allegations. As part of Project Snow White, the secret video surveillance system referenced above was installed at Mr. Petit’s direction to record interviews that he, Mr. Taylor and other former members of management conducted of certain employees and those employee’s discussions amongst themselves without those employees’ knowledge or consent. The evidence showed that Mr. Petit directed that certain employees, whom he and other former members of senior management perceived to hold loyalty to an employee who had raised concerns about the Company’s practices, be terminated.

Tone Set by Former Senior Management

Finally, the Investigation found that based on former members of senior management’s involvement in the findings outlined above, the evidence demonstrated that these individuals set an inappropriate “tone at the top.” The evidence identified a recurrent trend in which former senior management emphasized short-term business goals over compliance and ethics, was not receptive to employee concerns and failed to respond appropriately to compliance issues. In particular, the Investigation’s findings on poor tone set by former senior management included evidence demonstrating:

•

Former senior management disregarded revenue recognition rules under GAAP and directed others to take actions that caused the Company to take actions that caused the Company to improperly recognize revenue under GAAP, which was a key factor in the Audit Committee concluding it was necessary to restate the Company’s financials, as described above.

•

Former senior management was involved in conduct that appears to have been designed to manipulate the timing and recognition of revenue—in some instances where the improper recognition of revenue allowed the Company to meet its published guidance.

•

After questions began to be raised regarding the Company’s accounting practices, former senior management made material misstatements and omissions to a number of key stakeholders and regulators, including the SEC’s Division of Corporation Finance, the Board, the Audit Committee and the Company’s outside auditors.

•	Former senior management engaged in a pattern of taking action against employees who raised concerns about the Company’s practices.

•

Former senior management overrode internal controls that otherwise might have mitigated certain issues identified in the Investigation. These included former senior management personally overseeing, outside of the Company’s normal control processes, the Company’s relationship with certain health care providers.

•

Former senior management marginalized the Company’s legal and accounting departments and outside legal and accounting advisors, by dismissing or ignoring professional advice, withholding information from legal and accounting advisors necessary to appropriately exercise professional judgments and determinations and excluding senior legal and accounting personnel from regular senior management meetings.

Anti-Kickback Statute and Related Allegations

Since September 2018, the Audit Committee has devoted significant time to investigating, with the assistance of King & Spalding and KPMG, allegations that the Anti-Kickback Statute may have been violated by the Company in its relationships with various physicians, customers and distributors. These efforts have included the analysis of certain specific customer relationships, the review of the conduct of the Company’s sales team’s management and the evaluation of the adequacy and effectiveness of the Company’s compliance controls.

As part of these efforts, King & Spalding and KPMG have performed targeted data analytics of financial and other data related to the Company’s customer base, reviewed email and other records and conducted numerous interviews. Among other things, King & Spalding and KPMG have examined more than 80 physician and customer relationships in detail and have conducted over 40 interviews of current and former company personnel in connection with these relationships, some on multiple occasions.

Through this process, the Investigation has identified certain customer accounts that present potential compliance risks and warrant additional review. This additional work will be undertaken by Company counsel in consultation with management to determine the Company’s legal risk, including whether any loss contingencies should be recognized or disclosed under GAAP.

Remediation

Termination of Executives

Each of Messrs. Petit, Taylor, Senken and Cranston departed the Company in June 2018. In September 2018, following a review of evidence uncovered in the Investigation, the Board retroactively determined that their terminations of employment should be considered “for cause” within the definition of the MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (the “2006 Plan”) and the MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan (together with the 2006 Plan, the “Plans”). In addition, the Board determined that action would be taken to recover compensation previously paid to such executives pursuant to the Plans and the Company’s Compensation Recoupment Policy, based upon the final results of the Company’s restatement of its previously issued consolidated financial statements and financial information. Executives and employees hired to replace such executives have received appropriate training on revenue recognition and sales practices. The Company expects there to be additional departures in connection with the Investigation.

Restatement of Financial Statements

In addition, on June 6, 2018, the Audit Committee, with concurrence from management of the Company, concluded that the Company’s previously issued consolidated financial statements and financial information relating to each of the fiscal years ended December 31, 2012, 2013, 2014, 2015 and 2016 and each of the interim periods within such years, along with the unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, should be restated, and therefore, such consolidated financial statements and other financial information, any press releases, investor presentations or other communications related thereto should no longer be relied upon. Additionally, as a result of the foregoing, the Audit Committee concluded that all communications and financial information with respect to the fourth quarter of 2017 and the first quarter of 2018 should no longer be relied upon, and the Company withdrew all prior financial guidance issued for 2018. The Company is working diligently, with a new management team and the assistance of counsel and other advisors to implement the restatement of its previously issued consolidated financial statements and financial information.

The Company’s auditor, Ernst & Young LLP, resigned from the engagement to audit the Company’s consolidated financial statements for the year ended December 31, 2017 citing a number of factors, some of which were related to the findings of the Investigation.

The Company is working diligently to retain an independent auditor and regain compliance with the Company’s reporting obligations under applicable securities laws. The Audit Committee and management have interviewed firms as part of the selection process and have been told that either they could not complete their acceptance process until it was known whether Mr. Petit were to be elected to the Board, or if they did complete the acceptance process, they would have to reassess their decision to continue with the engagement. Therefore, the Company believes that if Mr. Petit were to be elected to the Board or if Mr. Petit were to be re-hired in any management capacity, there would be a very high risk that the Company could not engage a new auditor or any previously engaged auditor would resign.

Enhancing Internal Controls Over Financial Reporting

In addition, the Company has implemented plans to address the internal control weaknesses revealed by the Investigation, including (i) augmentation of the Company’s finance and accounting staff with additional personnel and evaluation of the Company’s personnel in key finance and accounting positions, (ii) documentation of key policies and internal control procedures for significant accounting areas with an emphasis on revenue recognition issues and (iii) implementation of these enhanced policies and control procedures, including implementation of corrective processes to define, remediate and enhance internal procedures for business health and sustainability, improved processes and controls to monitor sales practices, authorize credits and returns and recognize revenue, and remediated and enhanced Sarbanes-Oxley Act controls. The Company has also made substantial progress in taking steps to improve the overall state of the Company’s business culture, including hiring of a Chief Compliance Officer, establishing an independent compliance department reporting to the Board, creating an Ethics and Compliance Committee at the Board level and hiring a VP of Internal Audit to develop an internal audit function. Current management believes these efforts will effectively remediate the identified internal control weaknesses.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued on May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019	MIMEDX GROUP, INC.

	By:	/s/ Edward J. Borkowski
Interim Chief Financial Officer